Exhibit 10.1
FANNIE MAE
ELECTIVE DEFERRED COMPENSATION PLAN II
(As Amended and Restated Effective January 1, 2008)
Amendment
     Pursuant to Section 7.2 of the Fannie Mae Elective Deferred Compensation Plan II (the “Plan”), the Benefit Plans Committee hereby amends the Plan, effective April 29, 2008, as follows:
1.	Section 7.7 of the Plan is amended to read in its entirety as follows:
     “7.7 Section 409A Transition Relief. The Company may, by action of the Committee, authorize changes to time and form of payment elections but only to the extent consistent with the transition rules, and during the transition relief period, provided under Section 409A and guidance issued thereunder by the Internal Revenue Service. Without limiting the foregoing, the senior ranking officer in Human Resources is authorized to designate an election window, commencing and ending on such dates during the transition relief period as he or she shall determine, during which Participants shall be permitted to change any or all outstanding payment elections in accordance with those transition rules and such procedures as may be prescribed by the senior ranking officer in Human Resources or his or her delegate.”